FOR IMMEDIATE RELEASE
Ciena Reports Fiscal Fourth Quarter 2011 and Year-End Financial Results

Delivers strong free cash flow and as-adjusted quarterly operating profit

LINTHICUM, Md. - December 8, 2011 - Ciena® Corporation (NASDAQ: CIEN), the network specialist, today announced unaudited financial results for its fiscal fourth quarter and year ended October 31, 2011.

For the fiscal fourth quarter 2011, Ciena reported revenue of $455.5 million as compared to $417.6 million for the fiscal fourth quarter 2010. For fiscal year 2011, Ciena reported revenue of $1.7 billion, as compared to $1.2 billion for fiscal year 2010, with results reflecting the operations of the acquired MEN Business commencing March 19, 2010.

On the basis of generally accepted accounting principles (GAAP), Ciena's net loss for the fiscal fourth quarter 2011 was $(22.3) million, or $(0.23) per common share, which compares to a GAAP net loss of $(80.3) million, or $(0.86) per common share, for the fiscal fourth quarter 2010. For fiscal year 2011, Ciena had a GAAP net loss of $(195.5) million, or $(2.04) per common share, which compares to a GAAP net loss of $(333.5) million or $(3.58) per common share for fiscal year 2010.

Ciena's adjusted (non-GAAP) net income for the fiscal fourth quarter 2011 was $3.3 million, or $0.03 per common share, which compares to an adjusted (non-GAAP) net loss of $(17.0) million, or $(0.18) per common share, for the fiscal fourth quarter 2010. For fiscal year 2011, Ciena's adjusted (non-GAAP) net loss was $(24.2) million, or $(0.25) per common share, as compared to $(48.1) million, or $(0.52) per common share for fiscal year 2010.

“We continue to deliver on the growth and operating efficiency milestones we laid out early last year, and remain focused on delivering operating leverage from the business. Our strong fourth quarter financial performance included positive cash flow and a second consecutive quarter of as-adjusted operating profit,” said Gary Smith, president and CEO of Ciena. “While macroeconomic uncertainty remains, we are taking market share because customers recognize our differentiation and the strong alignment of our portfolio with their network architecture priorities.”

Fiscal Fourth Quarter 2011 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarterly and year over year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendices A and B.

	GAAP Results
	Q4	Q3	Q4	Period Change
	FY 2011	FY 2011	FY 2010	Q-T-Q*	Y-T-Y*
Revenue	$455.5	$435.3	$417.6	4.6%	9.1%
Gross margin	41.7%	42.5%	40.3%	(0.8)%	1.4%
Operating expense	$206.2	$202.3	$249.6	1.9%	(17.4)%
Operating margin	(3.6)%	(4.0)%	(19.4)%	0.4%	15.8%

	Non-GAAP Results
	Q4	Q3	Q4	Period Change
	FY 2011	FY 2011	FY 2010	Q-T-Q*	Y-T-Y*
Revenue	$455.5	$435.3	$417.6	4.6%	9.1%
Adj. gross margin	43.2%	44.1%	43.7%	(0.9)%	(0.5)%
Adj. operating expense	$180.8	$175.2	$195.3	3.2%	(7.4)%
Adj. operating margin	3.5%	3.8%	(3.1)%	(0.3)%	6.6%

	Revenue by Segment
	Q4 FY 2011		Q3 FY 2011		Q4 FY 2010
	Revenue	%	Revenue	%	Revenue	%
Packet-Optical Transport	$296.2	65.1	$266.5	61.3	$282.4	67.6
Packet-Optical Switching	41.2	9.0	40.7	9.3	21.4	5.1
Carrier-Ethernet Solutions	28.8	6.3	40.5	9.3	30.0	7.2
Software and Services	89.3	19.6	87.6	20.1	83.8	20.1
Total	$455.5	100.0	$435.3	100.0	$417.6	100.0

* Denotes % change, or in the case of margin, absolute change

Additional Performance Metrics for Fiscal Fourth Quarter 2011

•	Non-U.S. customers contributed 45% of total revenue

•	One 10%-plus customer represented a total of 15% of revenue

•	Cash and investments totaled $592.2 million

•	Cash flow from operations totaled $42.0 million

•	Free cash flow totaled $30.8 million

•	Average days' sales outstanding (DSOs) were 83

•	Accounts receivable balance was $417.5 million

•	Inventories totaled $230.1 million, including:

◦	Raw materials: $45.3 million

◦	Work in process: $13.9 million

◦	Finished goods: $135.0 million

◦	Deferred cost of sales: $67.7 million

◦	Reserve for excess and obsolescence: $(31.8) million

•	Product inventory turns were 3.7

•	Headcount totaled 4,339

Business Outlook for Fiscal First Quarter 2012
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the Notes to Investors below.

Ciena expects fiscal first quarter 2012 financial performance to include:

•	Revenue in the range of $435 to $455 million

•	Adjusted (non-GAAP) gross margin percentage in the low 40s range

•	Adjusted (non-GAAP) operating expense in the low $180s million range

Live Web Broadcast of Unaudited Fiscal Fourth Quarter 2011 Results
Ciena will host a discussion of its unaudited fiscal fourth quarter 2011 and year-end results with investors and financial analysts today, Thursday, December 8, 2011 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at http://www.ciena.com/. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: www.ciena.com/investors.

Notes to Investors

Forward-looking statements. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "We continue to deliver on the growth and operating efficiency milestones we laid out early last year, and remain focused on delivering operating leverage from the business. Our strong fourth quarter financial performance included positive cash flow and a second consecutive quarter of as-adjusted operating profit”; "While macroeconomic uncertainty remains, we are taking market share because customers recognize our differentiation and strong alignment of our portfolio with their network architecture priorities"; "Ciena expects fiscal first quarter 2012 financial performance to include revenue in the range of $435 to $455 million, adjusted (non-GAAP) gross margin percentage in the low 40s range, adjusted (non-GAAP) operating expense in the low $180s million range."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-Q filed with the Securities and Exchange Commission on September 8, 2011. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendixes A and B to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Quarter Ended October 31,		Year Ended October 31,
	2010	2011	2010	2011
Revenue:
Products	$341,387	$368,049	$1,009,239	$1,406,532
Services	76,227	87,406	227,397	335,438
Total revenue	417,614	455,455	1,236,636	1,741,970
Cost of goods sold:
Products	200,255	210,686	596,704	825,969
Services	48,969	54,859	142,431	206,855
Total cost of goods sold	249,224	265,545	739,135	1,032,824
Gross profit	168,390	189,910	497,501	709,146
Operating expenses:
Research and development	105,582	91,232	327,626	379,862
Selling and marketing	61,823	71,235	193,515	251,990
General and administrative	35,777	27,276	102,692	126,242
Acquisition and integration costs	18,094	2,340	101,379	42,088
Amortization of intangible assets	37,572	13,534	99,401	69,665
Restructuring costs	4,529	591	8,514	5,781
Change in fair value of contingent consideration	(13,807)	—	(13,807)	(3,289)
Total operating expenses	249,570	206,208	819,320	872,339
Loss from operations	(81,180)	(16,298)	(321,819)	(163,193)
Interest and other income (loss), net	3,610	(1,312)	3,917	6,022
Interest expense	(6,688)	(9,500)	(18,619)	(37,926)
Gain on cost method investments	—	7,249	—	7,249
Gain on extinguishment of debt	4,948	—	4,948	—
Loss before income taxes	(79,310)	(19,861)	(331,573)	(187,848)
Provision for income taxes	1,007	2,468	1,941	7,673
Net loss	$(80,317)	$(22,329)	$(333,514)	$(195,521)
Basic net loss per common share	$(0.86)	$(0.23)	$(3.58)	$(2.04)
Diluted net loss per potential common share	$(0.86)	$(0.23)	$(3.58)	$(2.04)
Weighted average basic common shares outstanding	93,197	97,197	93,103	95,854
Weighted average dilutive potential common shares outstanding	93,197	97,197	93,103	95,854

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	October 31,
	2010	2011
ASSETS
Current assets:
Cash and cash equivalents	$688,687	$541,896
Accounts receivable, net	343,582	417,509
Inventories	261,619	230,076
Prepaid expenses and other	147,680	143,357
Total current assets	1,441,568	1,332,838
Long-term investments	—	50,264
Equipment, furniture and fixtures, net	120,294	122,558
Other intangible assets, net	426,412	331,635
Other long-term assets	129,819	114,123
Total assets	$2,118,093	$1,951,418
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$200,617	$157,116
Accrued liabilities	193,994	197,004
Deferred revenue	75,334	99,373
Total current liabilities	469,945	453,493
Long-term deferred revenue	29,715	24,425
Other long-term obligations	16,435	17,263
Convertible notes payable	1,442,705	1,442,364
Total liabilities	1,958,800	1,937,545
Commitments and contingencies
Stockholders’ equity:
Preferred stock — par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock — par value $0.01; 290,000,000 shares authorized; 94,060,300 and 97,440,436 shares issued and outstanding	941	974
Additional paid-in capital	5,702,137	5,753,236
Accumulated other comprehensive income	1,062	31
Accumulated deficit	(5,544,847)	(5,740,368)
Total stockholders’ equity	159,293	13,873
Total liabilities and stockholders’ equity	$2,118,093	$1,951,418

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended October 31,
	2010	2011
Cash flows from operating activities:
Net loss	$(333,514)	$(195,521)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on extinguishment of debt	(4,948)	—
Amortization of premium (discount) on marketable debt securities	574	(38)
Gain on cost method investments	—	(7,249)
Change in fair value of embedded redemption feature	(2,510)	(2,800)
Change in fair value of contingent consideration	(13,807)	—
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	42,789	60,154
Share-based compensation costs	35,560	37,930
Amortization of intangible assets	127,018	95,927
Deferred tax provision	700	—
Provision for inventory excess and obsolescence	13,696	17,334
Provision for warranty	15,353	18,451
Other	2,296	5,396
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	(218,196)	(75,623)
Inventories	(40,957)	14,209
Prepaid expenses and other	(34,908)	(18,119)
Accounts payable, accruals and other obligations	180,814	(59,285)
Deferred revenue	1,030	18,749
Net cash used in operating activities	(229,010)	(90,485)
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(51,207)	(52,367)
Restricted cash	(24,521)	10,751
Purchase of available for sale securities	(63,591)	(49,892)
Proceeds from maturities of available for sale securities	454,141	—
Proceeds from sales of available for sale securities	179,531	—
Proceeds from sale of cost method investment	—	6,544
Acquisition of business, net of cash acquired	(693,247)	—
Receipt of contingent consideration related to business acquisition	—	16,394
Net cash used in investing activities	(198,894)	(68,570)
Cash flows from financing activities:
Proceeds from issuance of senior convertible notes payable	725,000	—
Repayment of senior convertible notes payable	(76,065)	—
Debt issuance costs	(20,301)	—
Proceeds from issuance of common stock	1,570	13,202
Net cash provided by financing activities	630,204	13,202
Effect of exchange rate changes on cash and cash equivalents	682	(938)
Net increase (decrease) in cash and cash equivalents	202,982	(146,791)
Cash and cash equivalents at beginning of period	485,705	688,687
Cash and cash equivalents at end of period	$688,687	$541,896
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$12,248	$32,931
Cash paid during the period for income taxes, net	$1,705	$3,204
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$5,259	$6,431
Debt issuance costs in accrued liabilities	$206	$—

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements

	Quarter Ended
	October 31,
	2010	2011
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$168,390	$189,910
Share-based compensation-products	665	611
Share-based compensation-services	402	365
Amortization of intangible assets	5,784	5,827
Fair value adjustment of acquired inventory	7,090	—
Total adjustments related to gross profit	13,941	6,803
Adjusted (non-GAAP) gross profit	$182,331	$196,713
Adjusted (non-GAAP) gross profit percentage	43.7%	43.2%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$249,570	$206,208
Share-based compensation-research and development	2,362	2,558
Share-based compensation-sales and marketing	2,925	3,312
Share-based compensation-general and administrative	2,610	3,117
Acquisition and integration costs	18,094	2,340
Amortization of intangible assets	37,572	13,534
Restructuring costs	4,529	591
Change in fair value of contingent consideration	(13,807)	—
Total adjustments related to operating expense	54,285	25,452
Adjusted (non-GAAP) operating expense	$195,285	$180,756

Income (Loss) from Operations Reconciliation (GAAP/non-GAAP)
GAAP loss from operations	$(81,180)	$(16,298)
Total adjustments related to gross profit	13,941	6,803
Total adjustments related to operating expense	54,285	25,452
Adjusted (non-GAAP) (loss) income from operations	$(12,954)	15,957
Adjusted (non-GAAP) operating margin percentage	(3.1)%	3.5%

Net Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net loss	$(80,317)	$(22,329)
Total adjustments related to gross profit	13,941	6,803
Total adjustments related to operating expense	54,285	25,452
Gain on extinguishment of debt	(4,948)	—
Gain on cost method investment	—	(7,249)
Change in fair value of embedded redemption feature	60	580
Adjusted (non-GAAP) net income (loss)	$(16,979)	$3,257

Weighted average basic common shares outstanding	93,197	97,197
Weighted average dilutive potential common shares outstanding	93,197	97,857

Net Income (Loss) per Common Share
GAAP diluted net loss per common share	$(0.86)	$(0.23)
Adjusted (non-GAAP) diluted net income (loss) per common share	$(0.18)	$0.03

APPENDIX B - Reconciliation of Adjusted (Non- GAAP) Annual Measurements

	Year Ended
	October 31,
	2010	2011
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$497,501	$709,146
Share-based compensation-products	2,140	2,269
Share-based compensation-services	1,717	1,881
Amortization of intangible assets	14,521	23,307
Fair value adjustment of acquired inventory	42,221	5,735
Product rationalization charges	6,572	—
Total adjustments related to gross profit	67,171	33,192
Adjusted (non-GAAP) gross profit	$564,672	$742,338
Adjusted (non-GAAP) gross profit percentage	45.7%	42.6%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$819,320	$872,339
Share-based compensation-research and development	9,310	10,149
Share-based compensation-sales and marketing	10,950	12,182
Share-based compensation-general and administrative	9,959	11,140
Acquisition and integration costs	101,379	42,088
Amortization of intangible assets	99,401	69,665
Restructuring costs	8,514	5,781
Change in fair value of contingent consideration	(13,807)	(3,289)
Settlement of patent litigation	—	500
Total adjustments related to operating expense	225,706	148,216
Adjusted (non-GAAP) operating expense	$593,614	$724,123

Loss from Operations Reconciliation (GAAP/non-GAAP)
GAAP loss from operations	$(321,819)	$(163,193)
Total adjustments related to gross profit	67,171	33,192
Total adjustments related to operating expense	225,706	148,216
Adjusted (non-GAAP) (loss) income from operations	$(28,942)	18,215
Adjusted (non-GAAP) operating margin percentage	(2.3)%	1.0%

Loss Reconciliation (GAAP/non-GAAP)
GAAP net loss	$(333,514)	$(195,521)
Total adjustments related to gross profit	67,171	33,192
Total adjustments related to operating expense	225,706	148,216
Gain on extinguishment of debt	(4,948)	—
Gain on cost method investment	—	(7,249)
Change in fair value of embedded redemption feature	(2,510)	(2,800)
Adjusted (non-GAAP) net loss	$(48,095)	$(24,162)

Weighted average basic common shares outstanding	93,103	95,854
Weighted average dilutive potential common shares outstanding	93,103	95,854

Net Loss per Common Share
GAAP diluted net loss per common share	$(3.58)	$(2.04)
Adjusted (non-GAAP) diluted net income (loss) per common share	$(0.52)	$(0.25)

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation expense - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles acquired from the MEN Business, that Ciena is required to amortize over its expected useful life.

•
Fair value adjustment of acquired inventory - an infrequent charge required by acquisition accounting rules resulting from the required revaluation of inventory acquired from the MEN Business to estimated fair value. This revaluation resulted in a net increase in inventory carrying value and an increase in cost of goods sold for the periods indicated.

•
Product rationalization charges - infrequent costs relating to excess and obsolete inventory charges and purchase commitment losses associated with product rationalization decisions made by Ciena as to the combined portfolio of products to be offered following the completion of the MEN business acquisition.

•
Acquisition and integration costs - reflects transaction expense, and consulting and third party service fees associated with the acquisition of the Nortel MEN Business and the integration of this business into Ciena's operations.

•
Restructuring costs - costs incurred as a result of restructuring activities (or in the case of recoveries, previous restructuring activities) taken to align resources with perceived market opportunities.

•
Change in fair value of contingent consideration – a non-cash, unrealized gain during the periods identified related to Nortel's intent to exercise its early termination right relating to the Carling, Canada facility lease entered into as part of the acquisition of the MEN Business.

•	Settlement of patent litigation - included in general and administrative expense during our first quarter of fiscal 2011 is a $0.5 million patent litigation settlement.

•
Gain on extinguishment of debt - an infrequent gain related to the repurchase and early extinguishment of a portion of our outstanding senior convertible notes during the fourth quarter of fiscal 2010.

•
Gain on cost method investments – a non-cash gain related to the sale of a privately held technology company in which Ciena held a minority equity investment, which gain Ciena does not believe is reflective of its ongoing operating costs.

•
Change in fair value of embedded redemption feature - a non-cash unrealized gain or loss reflective of a mark to market fair value adjustment of an embedded derivative related to the redemption feature of Ciena's outstanding 4.0% senior convertible notes.